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                                                                    EXHIBIT 10.3

                                                                 EXECUTION COPY


                             CINGULAR WIRELESS LLC
                                SBC WIRELESS LLC
                            5565 GLENRIDGE CONNECTOR
                                   SUITE 2000
                             ATLANTA, GEORGIA 30342

                                                              November 14, 2002

Southern Towers, Inc.
SpectraSite Holdings, Inc.
and SpectraSite Communications, Inc.
c/o SpectraSite Communications, Inc.
100 Regency Forest Drive, Suite 400
Cary, North Carolina 27511

SBC Tower Holdings LLC
c/o SBC Communications Inc.
175 E. Houston
San Antonio, Texas 78205

         Re:      Amended and Restated Transaction Documents Amendment


Ladies and Gentlemen:

                  Reference is made to (i) that certain Transaction Documents Amendment Letter Agreement, dated as of May 15, 2002, by and among SBC Wireless LLC, SBC Tower Holdings LLC, Cingular Wireless LLC, SpectraSite Holdings, Inc., SpectraSite Communications, Inc. and Southern Towers, Inc. (the "Original Unwind Side Letter") and (ii) those certain agreements and amendments thereto identified and defined on Schedule A hereto (the "Transaction Documents"). Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Agreement to Sublease (as amended and modified from time to time).

                  In connection with the November Agreement, dated as of the date hereof, by and among certain of the parties hereto and certain of their respective affiliates (the "November Agreement"), the parties hereto desire to amend and restate the Original Unwind Side Letter as follows (this letter agreement, the "Amended and Restated Unwind Side Letter"):

                  1. Transaction Documents. Subject to the provisions of this Amended and Restated Unwind Side Letter and notwithstanding anything to the contrary contained in the Transaction Documents, the parties agree to and acknowledge the following modifications to the Transaction Documents. Except as expressly amended hereby or by other documents executed on or about or prior to the date hereof and


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described on Schedule C, the Transaction Documents shall remain in full force and effect.

                  (a)      The parties hereto agree that in accordance with
         Section 16.19 of the Agreement to Sublease and for good and valuable consideration including all provisions set forth herein, on the Effective Date (as defined herein) the Agreement to Sublease is hereby amended and modified as follows:

                           (i) The definition of "Site" is hereby amended to delete from said definition and from Annex A to the Agreement to Sublease 187 sites located in California and Nevada identified on the attached Schedule B (the "California and Nevada Unclosed Sites"). Without limiting the foregoing, the California and Nevada Unclosed Sites shall not be deemed to constitute Existing Sites, Excluded Sites or Included Sites thereunder or under any Transaction Document.

                           (ii) Notwithstanding anything to the contrary in Amendment No. 2 to the Agreement to Sublease, dated as of November 14, 2001 ("Amendment No. 2"), in no event shall more than 3,306 Sites become Included Sites under the Agreement to Sublease. As of the date hereof there are 2,706 Included Sites under the Agreement to Sublease. Notwithstanding anything to the contrary in Amendment No. 2, with respect to the remaining 600 Sites which may become Included Sites: (1) the Transfer Dates shall be as follows: May 15, 2003; August 15, 2003; November 17, 2003; February 16,
                                    2004; May 17, 2004; and August 16, 2004;
                                    (each, a "Transfer Date") and "Final
                                    Transfer Date" shall mean the earlier to occur of (x) August 16, 2004 and (y) that date of the Transfer Closing at which 3,306 Sites have become Included Sites (the closing occurring on the Final Transfer Date, the "Final Transfer Closing") and (2) the parties shall use commercially reasonable efforts to include on each Transfer Date 100 Transfer Sites selected by the parties in accordance with Section 4.1(e)(i) of the Agreement to Sublease to become Included Sites and in any event shall not be required to include on any such Transfer Date in excess of 100 Transfer Sites to become Included Sites (except that such 100


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                                    Transfer Sites limitation shall not apply
                                    on the Final Transfer Date).

                           (iii) Article XV of the Agreement to Sublease is hereby deleted therefrom and shall have no further force or effect.

                           (iv) Immediately prior to the exchange of Parent Stock for the consideration to be issued by TowerCo Parent in connection with a restructuring of the debt and capital structure of TowerCo Parent (on substantially the terms set forth in
                                    Exhibit 2 attached to the November
                                    Agreement, to be effectuated under a
                                    chapter 11 case under 11 U.S.C. ss.ss. 101 et seq. filed by Parent) (the
                                    "Consideration"), TowerCo Parent shall
                                    issue 12,144,381 shares of Parent Stock
                                    (which number of shares is subject to
                                    appropriate adjustment in the event of any stock dividends, splits, reverse splits, combinations or subdivisions occurring prior to such issuance) to SBC Tower Holdings LLC ("SBC TowerCo") in full satisfaction of its obligation to pay (x) the Stock Portion of the prepaid Rent pursuant to Sections 3.2(a) and (b) of the Agreement to Sublease for any and all of the remaining 600 Transfer Sites and (y) any adjustments with respect to the Parent Stock required under Sections 3.2(c)-(i) of the Agreement to Sublease. The parties agree and acknowledge that with respect to each Transfer Closing, Tower Co and TowerCo Parent shall only be obligated to pay the Cash Portion of the prepaid Rent with respect to each Transfer Site that becomes an Included Site at a Transfer Closing and that TowerCo and TowerCo Parent shall have no further obligations to issue any Parent Stock in connection with the transactions contemplated by the Agreement to Sublease. The parties acknowledge and agree that the Parent Stock issued to SBC TowerCo hereunder shall be the Parent Stock outstanding prior to the effective date of the Seller Parent's Plan of Reorganization (as defined in the November Agreement) and that such Parent Stock issued to SBC TowerCo hereunder, together with all Parent Stock previously issued to SBC TowerCo, shall then be exchanged into Consideration under the Seller Parent's Plan of Reorganization in the


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                                    same manner and pro rata percentage as all
                                    other holders of Parent Stock receive in such exchange.

                  (b) From and after the date hereof, all obligations and rights of the parties to the Site Marketing Agreement shall be terminated with respect to the California and Nevada Sites (as defined below), including, without limitation, the obligation and right of Marketer (as defined in the Site Marketing Agreement) to provide marketing services for the California and Nevada Sites and the right of the Marketer to receive fees and other compensation thereunder with respect to the California and Nevada Sites (whether or not Marketer has provided marketing services with respect thereto prior to the effective date of this letter agreement); provided, however, that the foregoing shall not constitute a release of, and the parties to the Site Marketing Agreement shall each retain, any other liability or obligation of such party to the extent arising out of events occurring or actions taken prior to the effective date of this letter agreement (including, without limitation, the parties' rights to indemnification as provided in Section 19 of the Site Marketing Agreement). For purposes hereof, the "California and Nevada Sites" are collectively all Sites located in California or Nevada.

                  (c) The Lease and Sublease shall be amended to the extent and as provided in that certain Amended and Restated Consent and Modification Agreement dated as of the date hereof.

                  2.       Special Payment.

                  For and in consideration of the amendment to the Transaction Documents outlined above, the various other agreements and undertakings of the parties contained herein and the various agreements and undertakings of the parties contained in the Amended and Restated Release and Acknowledgement (as such term is defined in the Purchase Agreement), on the Effective Date, TowerCo shall be obligated to pay to SBC TowerCo Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Special Payment"). The parties acknowledge and agree
(i) that said obligation will be assigned to and assumed by CA/NV Tower Holdings, LLC ("NewCo") pursuant to the Assignment and Assumption Agreement (as such term is defined in the Purchase Agreement) and (ii) that such assignment and assumption is hereby consented to and shall in no manner affect the Amended and Restated Release and Acknowledgement by, between and among the parties hereto executed contemporaneously herewith. The parties agree and acknowledge that upon the consummation of the transactions contemplated by the Purchase Agreement, none of the SCI Releasees (as such term is defined in the Amended and Restated Release and Acknowledgement) shall have any obligation or liability with respect to the fulfillment of NewCo's obligation to pay the Special Payment, and that immediately after the closing of the transactions contemplated by the Purchase Agreement, NewCo shall pay the Special Payment to SBC TowerCo.


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                  3.       Binding Effect. This Amended and Restated Unwind
Letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns and may not be modified or amended except by a written agreement executed by all parties hereto.

                  4. Counterparts. This Amended and Restated Unwind Side Letter may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

                  5. Governing Law. The parties agree that this Amended and Restated Unwind Side Letter shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to its conflicts of law or choice of law principles.

                  6. Severability. Any term or provision of this Amended and Restated Unwind Side Letter which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amended and Restated Unwind Side Letter in any other jurisdiction. If any provision of this Amended and Restated Unwind Side Letter is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  7. Effectiveness. Except as provided in paragraph 1(b) above, which shall be effective immediately, this Amended and Restated Unwind Side Letter shall become effective upon the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement (the "Effective Date"); provided that if the Purchase Agreement is terminated in accordance with its terms prior to the Closing thereunder, this Amended and Restated Unwind Side Letter shall terminate and be null and void.

                  8. Entire Agreement. Except as otherwise expressly provided herein, this Amended and Restated Unwind Side Letter constitutes the entire agreement between the parties and supersedes the Original Unwind Side Letter and all other prior agreements, understandings, representations and warranties both written and oral, between the parties hereto with respect to the subject matter hereof.


               [Remainder of this page intentionally left blank]


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                  Please confirm your acceptance of and agreement to the
foregoing by signing and returning the accompanying copy of this Amended and Restated Unwind Side Letter, whereupon this Amended and Restated Unwind Side Letter shall become binding on the parties hereto.


                                    CINGULAR WIRELESS LLC

                                    By: /s/ STEPHEN A. MCGAW
                                       ----------------------------------------
                                       Name: Stephen A. McGaw
                                       Title: Executive Vice President -
                                              Corporate Development

                                    SBC WIRELESS LLC

                                    By: STEPHEN A. MCGAW
                                       ----------------------------------------
                                       Name: Stephen A. McGaw
                                       Title: Executive Vice President -
                                              Corporate Development


The undersigned accept and agree to the
Foregoing, as of the date first written
above:

SBC TOWER HOLDINGS, LLC

By: /s/ JAMES S. KAHAN
   ----------------------------------------------
   Name: James S. Kahan
   Title: President

SPECTRASITE HOLDINGS, INC.

By: /s/ STEPHEN H. CLARK
   ----------------------------------------------
   Stephen H. Clark
   President and Chief Executive Officer

SOUTHERN TOWERS, INC.

By: /s/ STEPHEN H. CLARK
   ----------------------------------------------
   Stephen H. Clark
   President and Chief Executive Officer

SPECTRASITE COMMUNICATIONS, INC.

By: /s/ STEPHEN H. CLARK
   ----------------------------------------------
   Stephen H. Clark
   President and Chief Executive Officer


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